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Exhibit 9.1

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Class A Common Stock, RD$10 par value, of Tricom, S.A. and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: April 5, 2002	GFN CORPORATION, LTD.
	By:	/s/ HÉCTOR CASTRO-NOBOA Name: Héctor Castro-Noboa Title: Secretary Board of Directors
OLEANDER HOLDINGS, INC.
	By:	/s/ MANUEL ARTURO PELLERANO PEÑA Name: Manuel Arturo Pellerano Peña Title: President
PLAN DE PENSIONES Y JUBILACIONES DE LA COMPAÑIA NACIONAL DE SEGUROS
	By:	/s/ MAURICIA SANTOS Name: Mauricia Santos Title: Senior Vice President Finance
/s/ MANUEL ARTURO PELLERANO PEÑA Manuel Arturo Pellerano Peña

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  Exhibit 9.1
JOINT FILING AGREEMENT